EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements on Form S-1 (No. 333-132990), Form S-3 (No. 333-96605, 333-106831, 333-118708, and 333-165031) and Form S-8 (No. 333-41290, 333-43776, 333-105375, 333-109047, 333-137913, and 333-146302) of Merriman Holdings, Inc. of our report dated March 29, 2012, with respect to the consolidated financial statements of Merriman Holdings, Inc. for the year ended December 31, 2011, included in this Form 10-K/A.

/s/ Burr Pilger Mayer, Inc.

San Francisco, California

April 30, 2012